JAMES ALPHA FUNDS TRUST dba EASTERLY FUNDS TRUST

AMENDMENT TO

INVESTMENT MANAGEMENT AGREEMENT

EASTERLY SNOW SMALL CAP VALUE FUND

This Amendment to the Investment Management Agreement (this “Amendment”) is made and entered into as of this 31st day of July, 2024, by and between Easterly Investment Partners LLC, (the “Manager”), and James Alpha Funds Trust dba Easterly Funds Trust, (the “Trust”), regarding the Easterly Snow Small Cap Value Fund, (the “Fund”).

WHEREAS, the Manager and the Trust are parties to that certain Investment Management Agreement dated as of September 2, 2021 (the “Agreement”), including Schedule A thereto;

WHEREAS, the parties desire to amend Schedule A to the Agreement to reflect a lower management fee rate for the Fund; and

WHEREAS, the Board of Trustees of the Trust has approved this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.       Amendment.

(a) Schedule A to the Agreement hereby is deleted and replaced with Schedule A to this Amendment.

2.       Miscellaneous.

(a)       Except as hereby amended, the Agreement shall remain in full force and effect, and capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

(b)       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Easterly Investment Partners LLC

By:	________________________

Name:	Darrell Crate
Title:	Chairman

James Alpha Funds Trust dba Easterly Funds Trust

By:	_________________________

Name:	Amaris Miller
Title:	Secretary of the Trust

SCHEDULE A

James Alpha Funds Trust dba Easterly Funds Trust

Easterly Snow Small Cap Value Fund

Fee Schedule

In consideration of the Manager performing its obligations under the Agreement, the Fund will pay to the Manager a monthly management fee computed at the annual rate of 0.75% of the Fund’s average daily net assets.